Exhibit 10.2

THE TRANSFER OF THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF LENDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

SECOND AMENDED AND RESTATED

CONVERTIBLE PROMISSORY NOTE

$10,000,000.00	Original Issue Date: April 16, 2018

    Date of Issuance: April 16, 2018

Rancho Cordova, California

1.     Principal and Interest. For value received, Cesca Therapeutics Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of Boyalife Asset Holding II, Inc., an Illinois corporation and the successor-in-interest by merger of Boyalife Investment Fund II, Inc. (“Predecessor”), together with its successors and assigns (the “Lender”), the principal sum of $10,000,000.00, or such lesser amount as may be outstanding from time to time. This Second Amended and Restated Convertible Promissory Note (this “Note”) amends and restates that certain Convertible Promissory Note, dated March 6, 2017, issued by Borrower to Predecessor (the “Original Note”) and initially amended and restated on September 13, 2017. This Note memorializes the loan contemplated by that certain First Amended and Restated Credit Agreement, dated April 16, 2018, as may be amended from time to time, by and between Borrower and Lender (as amended, the “Credit Agreement”) and is subject to the terms and conditions of the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2.     Interest. This Note shall bear simple interest (calculated on the basis of a 360-day year for the actual number of days elapsed) at the annual rate of twenty-two percent (22.0%) of the principal amount of this Note outstanding from time to time, and if such rate is determined to be usurious, then the rate shall be reduced to the highest legally permissible rate. Accrued and unpaid interest shall become due and payable on December 31 of each year.

3.     Maturity. Subject to the conversion provisions set forth in Section 4 hereof, the outstanding principal together with any accrued but unpaid interest under this Note shall be due and payable on March 6, 2022 (the “Maturity Date”). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon written demand by Lender upon an Event of Default and so long as such Event of Default is continuing (in which case the Maturity Date shall be deemed accelerated to the date of the written demand).

4.     Conversion.

(a)     Optional Conversion. At any time prior to the payment in full of this Note, the Lender may elect to convert all or any portion of the unpaid principal amount, together with accrued interest on the portion of principal being converted, into fully paid and non-assessable shares of the common stock, par value $.001 per share (“Common Stock”), of the Company by transmitting a copy of an executed notice of conversion to the Borrower. The number of shares of Common Stock into which this Note may be converted pursuant to this Section 4 shall be determined by dividing (x) the outstanding principal amount of this Note (plus the accrued but unpaid interest thereon) which Lender elects to have converted into Common Stock (such amount being treated as if it were cash consideration for the purchase of shares of Common Stock) by (y) the lower of (A) the Conversion Price at the time of conversion, or (B) if the conversion is occurring after the Maturity Date, an amount equal to ninety percent (90%) of the Current Market Price as of the Maturity Date. The Lender and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Upon payment of the entire principal amount under this Note, all of the conversion rights provided for in this Note shall automatically and immediately terminate.

(b)     Conversion Price. For purposes hereof, the “Conversion Price” of this Note shall be $1.61 per share of Common Stock, subject to adjustment as provided in Section 4(d) hereof.

(c)     Current Market Price. For purposes hereof, the term “Current Market Price” means (y) the average VWAP for the 10 consecutive trading days ending on the Maturity Date, or (z) if the Common Stock is not listed or quoted on the NASDAQ Capital Market or another securities exchange or market, the fair value as reasonably determined by the Board of Directors of Borrower. As used herein, the term “VWAP” means, for any trading day, the volume weighted average trading price of the Common Stock for such trading day on the NASDAQ Capital Market (or if the Common Stock is no longer traded on the NASDAQ Capital Market, on such other exchange as the Common Stock are then traded).

(d)     Adjustments to Conversion Price.

(i)

Stock Split; Reverse Stock Split. If the Borrower shall, at any time or from time to time after the above specified Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Borrower payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced. If the Borrower at any time or from time to time after the Original Issue Date combines (by combination, reverse capital stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

(ii)

Dilutive Issuances. If and whenever on or after the Original Issue Date the Borrower issues or sells, or in accordance with this Section 4(d), is deemed to have issued or sold, any shares of Common Stock (excluding shares of Common Stock deemed to have been issued or sold by the Borrower in connection with any Excluded Security) for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced effective concurrently with such Dilutive Issuance to an amount equal to the consideration per share received by the Borrower in the Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 4(d)(ii), the following shall be applicable:

a.

If the Borrower shall, at any time or from time to time after the Original Issue Date, in any manner grant or sell (whether directly or by assumption in a merger or otherwise) any Options or Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options or Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities shall be deemed to have been issued as of the date of granting or sale of such Options or Convertible Securities (and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price under this Section), at a price per share equal to the quotient obtained by dividing (A) the sum (which sum shall constitute the applicable consideration received for purposes of this Section 4(d)(ii)) of (x) the total amount, if any, received or receivable by the Borrower as consideration for the granting or sale of all such Options or Convertible Securities, plus (y) the minimum aggregate amount of additional consideration payable to the Borrower upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all such Convertible Securities. Except as otherwise provided in Section 4(d)(ii)(b) below, no further adjustment of the Conversion Price shall be made upon the actual issuance of Common Stock upon exercise of such Options or conversion or exchange of such Convertible Securities.

b.

If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

c.

In case any Option is issued in connection with the issue or sale of other securities of the Borrower, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.001. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Borrower therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Borrower will be the fair value of such consideration.

 (e)     Certain Definitions. For purposes of Section 4(d), the below defined terms shall have the following meanings:

(i)	“Convertible Securities” means any securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(ii)

“Excluded Security” means any shares of Common Stock issued or issuable (i) as a dividend or distribution under Section 4(d)(i); (ii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the Original Issue Date; (iii) the issuance of this Note and any other convertible promissory notes issued to Lender; (iv) as incentive compensation to employees, directors, officers, consultants, or independent contractors of the Borrower in consideration of past or future services rendered by such parties to the Borrower or its affiliates; (v) to suppliers or third party service providers in connection with the provision of goods or services to the Borrower; (vi) as an “equity kicker” or other consideration in any loan transaction (so long as the loan is not convertible) or any other transaction that is not primarily for financing purposes; or (vii) pursuant to any strategic transaction that is not primarily for financing purposes, including without limitation a merger, acquisition, joint venture, joint development agreement, licensing transaction, or co-promotion program.

(iii)	“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

 (f)     Notice of Adjustments. Upon the occurrence of each adjustment pursuant to Section 4(d), the Borrower at its expense will promptly compute such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price, describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Borrower will promptly deliver a copy of each such certificate to the Lender.

 (g)     Reservation of Shares Issuable Upon Conversion. The Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Lender, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of this Section 3) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

 (h)     Effecting a Conversion. To effect a conversion under this Section 4, Lender shall provide written notice of such conversion to Borrower, along with such other documents required under Section 4 hereof, at least three Business Days prior to the date of conversion, and the written notice shall state the date on which the conversion will occur. Notwithstanding the foregoing, the total number of shares of Common Stock issued or issuable upon conversion of this Note shall not exceed an amount in excess of 19.99% of Borrower’s outstanding Common Stock as of March 6, 2017 (the date the Original Note was issued), unless and until Borrower obtains the approval of its stockholders as required by the applicable Marketplace Rules of NASDAQ.

5.     Mechanics of Conversion. As soon as practicable after conversion of this Note pursuant to Section 4 hereof, Lender agrees to surrender this Note for conversion at the principal office of Borrower and agrees to execute all appropriate documentation necessary to effect such conversion. As soon as practicable thereafter, Borrower, at its expense, will cause to be issued in the name of and delivered to Lender, a certificate or certificates for the number of shares of Common Stock to which Lender shall be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for Borrower). Such conversion shall be deemed to have been made immediately prior to the close of business on the applicable conversion date set forth in Section 4 above, regardless of whether the Note has been surrendered on such date, provided that Borrower shall not be required to issue a certificate for shares to Lender prior to the surrender of this Note. No fractional shares will be issued on conversion of this Note; in lieu of any fractional share to which Lender would otherwise be entitled, Borrower shall pay to Lender the amount of the outstanding principal balance and/or accrued interest due that is not so converted, such payment to be in cash or by check.

6.     Payment. All payments hereunder shall be made in lawful money of the United States of America directly to Lender at the address of Lender set forth in the Credit Agreement, or at such other place or to such account as Lender from time to time shall designate in a written notice to Borrower. Borrower may prepay the outstanding amount hereof in whole or in part at any time, without penalty. All payments made under this Note shall be applied first to accrued but unpaid interest, and finally to payment of the remaining outstanding principal due hereunder. Whenever any payment hereunder shall be stated to be due, or any other date specified hereunder would otherwise occur, on a day other than a Business Day then, except as otherwise provided herein, such payment shall be made, and such payment date or other date shall occur, on the next succeeding Business Day.

7.     Miscellaneous.

(a)     Assignment. Lender may assign any of its rights, duties, or obligations under this Note upon written notice to Borrower, subject to the limitations set forth in Section 6.3 of the Credit Agreement. Borrower may not, without the prior written consent of Lender, assign any rights, duties, or obligations under this Note; provided, however, Borrower may assign any rights, duties, or obligations under this Note without obtaining prior written consent in connection with a Change in Control (as defined below). The rights and obligations of Borrower and the holder of this Note shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties. For the purpose of this Section 7(a), a “Change in Control” shall mean the acquisition of Borrower by another entity by means of any transaction or series of related transactions to which Borrower is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding a consolidation with a wholly-owned subsidiary of Borrower, a merger effected exclusively to change the domicile of Borrower) other than a transaction or series of transactions in which the holders of the voting securities of Borrower outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in Borrower held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of Borrower or such surviving entity outstanding immediately after such transaction or series of transactions.

(b)     Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of Borrower and Lender.

(c)    Waivers. Except as otherwise set forth in this Note, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.

(d)     Cumulative Rights. No delay on the part of Lender in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by Lender of any right or remedy for the payment hereof shall not constitute any election by Lender of remedies so as to preclude the exercise of any other remedy available to Lender.

(e)     Interpretation. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provision of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

(f)     Jurisdiction. Borrower and each Lender hereby (i) submit to the exclusive jurisdiction of the courts of the State of California and the United States Federal courts of the United States sitting in the Northern District of California for the purpose of any action or proceeding arising out of or relating to this Note and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waive (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. This Note shall be governed by the law of the State of California, without regard to choice of law or conflicts of law principles thereunder.

(g)     Notices. Any notices or other communications hereunder shall be delivered pursuant to Section 9.3 of the Credit Agreement.

(h)     Integration. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

 [Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be issued as of the Date of Issuance set forth above.

CESCA THERAPEUTICS INC.

By:	/s/ Vivian Liu
Name: Vivian Liu Title: Chief Operating Officer

Accepted and Agreed by Lender:

BOYALIFE ASSET HOLDING II, INC.

By:       /s/ James Xu

Name: James Xu

Title: General Counsel

[Signature Page to Second Amended and Restated Convertible Promissory Note]